-------------------------
                                                       OMB APPROVAL
                                                       -------------------------
                                                       OMB Number:3235-0307
                                                       Expires:May 31, 2000
                                                       Estimated average
                                                       burden hours per
                                                       response:212.95
                                                       -------------------------


    As filed with the Securities and Exchange Commission on December 29, 2000

                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 20

                              CORE TRUST (DELAWARE)

                               Two Portland Square
                              Portland, Maine 04101
                                  207-879-1900

                              Leslie K. Klenk, Esq.
                       Forum Administrative Services, LLC
                               Two Portland Square
                              Portland, Maine 04101

                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                     1800 Massachusetts Avenue NW 2nd Floor
                            Washington, DC 20036-1800

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of Registrant.

                                     PART A

Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio.

                                     PART B

Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio.

                                     PART A

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM


                                 JANUARY 1, 2001



This Private Placement Memorandum relates to beneficial interests ("Interests") in Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio" and collectively the "Portfolios"), diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.


Investments in a Portfolio may only be made by certain institutional interestholders, whether organized within or outside the United States
(excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").

The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") for the Portfolios dated the same date as this Private Placement Memorandum. The SAI may be amended from time to time and contains additional information about the Trust and each Portfolio and is incorporated into this Private Placement Memorandum by reference. You may obtain a copy of the SAI without charge by contacting Forum Fund Services, LLC ("FFS"), the Trust's placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101, or by calling (207) 879-1900.


This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy Interests in any Portfolio. You may subscribe for Interests in a Portfolio and you may obtain a complete subscription package, including a subscription agreement, by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101, (207) 879-1900. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE
Glossary.......................................................................2
Investment Objectives..........................................................3
Principal Investment Strategies................................................4
Risk Considerations............................................................5
Management of The Portfolios...................................................6
Description of Beneficial Interests............................................7
Purchase of Interests..........................................................8
Redemption or Repurchase of Interests..........................................9
Information Regarding Net Income and Taxes.....................................9
Pending Legal Proceedings......................................................9

--------------------------------------------------------------------------------


THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                    GLOSSARY

This Glossary of frequently used terms will help in understanding the discussion of the Portfolios' objectives, policies, risks and operations. Defined terms are capitalized when used in this Part A.


TERM                   DEFINITION


Adviser                Forum Investment Advisors, LLC.

Board                  The Board of Trustees of Core Trust (Delaware).

Code                   The Internal Revenue Code of 1986, as amended.

Forum Forum Financial Group, LLC. Subsidiaries of Forum provide administrative, placement agency and unitholder, and portfolio accounting services to each Portfolio.

Government Security    A  security  that is  issued  or guaranteed  by the  U.S.
                       Government, its agencies or instrumentalities.

Interest               Beneficial interest in a Portfolio.

Money Market Security  A   high   credit  quality,   short-term,   U.S.   dollar
                       denominated debt security.

Municipal Security     A  security the  interest on which is exempt from Federal
                       income tax.

NRSRO A nationally recognized statistical rating organization, such as S&P, that rates fixed-income securities and preferred stock by relative credit risk. NRSROs also rate money market mutual funds.

Portfolio              Each of Treasury Cash  Portfolio,  Government  Portfolio,
                       Government Cash Portfolio,  Cash Portfolio  and Municipal
                       Cash Portfolio.

Repurchase Agreement   A transaction  in which  securities  are   purchased  and
                       simultaneously committed to be resold to another party at an agreed-upon date and at a price reflecting a market rate of interest.

S&P                    Standard & Poor's Ratings Group.

SAI                    Statement of Additional Information.

SEC                    The U.S. Securities and Exchange Commission.

Treasury Security      A  security  that  is  issued  or  guaranteed by the U.S.
                       Treasury.

Trust                  Core Trust (Delaware)

1933 Act               The Securities Act of 1933, as amended.

                              INVESTMENT OBJECTIVES

The investment objective of each Portfolio is fundamental and may not be changed without investor approval.

TREASURY CASH PORTFOLIO. The investment objective of Treasury Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

GOVERNMENT PORTFOLIO. The investment objective of Government Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

GOVERNMENT CASH PORTFOLIO. The investment objective Government Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

CASH PORTFOLIO. The investment objective of Cash Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.


MUNICIPAL CASH PORTFOLIO. The investment objective of Municipal Cash Portfolio is to provide high current income, which is exempt from federal income taxes to the extent consistent with the preservation of capital and the maintenance of liquidity. Under normal market conditions, the Portfolio will have at least 80% of its net assets invested in federally tax-exempt instruments.

                         PRINCIPAL INVESTMENT STRATEGIES

Each Portfolio invests in a diversified portfolio of Money Market Securities, seeks to maintain a stable net asset value of $1.00 per share, invests in securities with remaining maturities of 397 days or less and maintains a dollar weighted average maturity of its investments of 90 days or less

Each Portfolio invests only in Money Market Securities that are rated in one of the two highest short-term ratings categories (by companies such as S&P) or unrated and determined by the Adviser to be of comparable quality.

The Portfolios operate in accordance with "Rule 2a-7" under the Investment Company Act of 1940. All restrictions relating to maturity, credit and diversification are interpreted in accordance with that rule.


A Portfolio may from time to time take temporary defensive positions in response to adverse market, economic, political or other conditions. For instance, the Portfolios may hold cash in any amount. Each Portfolio may invest in other money market mutual funds that have substantially similar policies.


Securities in which the Portfolios invest may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The Portfolios limit these securities to those with an interest rate that is adjusted based solely on a single short-term rate or index, such as the Prime Rate.

The Portfolios' primary investments are:

TREASURY CASH PORTFOLIO At least 65% of total assets in Treasury Securities and repurchase agreements backed by Treasury Securities.

GOVERNMENT PORTFOLIO Treasury Securities and Government Securities that are exempt from state and local income taxes.

GOVERNMENT  CASH  PORTFOLIO At least 65% of total assets in Treasury  Securities
and  Government   Securities  and  in  repurchase  agreements  backed  by  these securities.

CASH PORTFOLIO A broad spectrum of Money Market Securities including: (i) securities issued by financial institutions, such as certificates of deposits bankers' acceptances and time deposits, (ii) securities issued by domestic companies, such as commercial paper, (iii) Government Securities and (iv) Repurchase Agreements

MUNICIPAL CASH PORTFOLIO Municipal Securities. The Portfolio may invest up to 20% of its total assets in Municipal Securities or other Money Market Securities whose interest is subject to Federal income tax. The Portfolio may invest up to 35% of its total assets in Municipal Securities the issuers of which are located in one state or territory.


Municipal Securities are issued by or on behalf of the states, territories and possessions of the U.S. and their local governments and public financing authorities. The Portfolio invests a significant portion of its assets in Municipal Securities supported by credit and liquidity enhancements. These investments are often comprised of long term Municipal Securities structured to allow the Portfolio the option to sell the security back to the issuer. Many of these investments have interest rates that are reset periodically. There are many different structures, which Municipal Securities may take. The Adviser reviews and considers a security's structure and will only purchase a Municipal Security if it believes that third party credit and liquidity supporters possess minimal credit risk.


Pending investments, the Portfolios may hold cash in any amount. Each Portfolio may also invest in other money market mutual funds that have substantially similar policies.

                               RISK CONSIDERATIONS

GENERAL

An investment in a Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although each Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Portfolio.

There is no assurance that any Portfolio will achieve its investment objective. An investment in a Portfolio is not by itself a complete or balanced investment program. The principal risks of investing in a Portfolio are described below. These risks can result in a decrease in the value of a security or all the securities owned by a Portfolio and, therefore, a change in the Portfolio's
$1.00 per share value. These risks also can result in lower investment performance.

INTEREST RATE RISK

Interest rates affect the value of the Portfolios' investments. Increases in interest rates may cause a decline in value. In addition, those increases may cause the Portfolio's investment performance to underperform currently available investments.

CREDIT RISK

The value of a security held by a Portfolio may decline if the security's credit rating is downgraded or its credit quality otherwise falls. In the worst case, an issuer of a security or a Repurchase Agreement counterparty may default or otherwise be unable to make timely payments of interest or principal. Not all Government Securities are supported by the full faith and credit of the U.S. Government.

LOCAL ECONOMIC/POLITICAL RISK

Changes in state or regional economies or politics can adversely affect the value of the Municipal Securities issued in that location.

MANAGEMENT RISK

As with all mutual funds, the Adviser may make poor investment decisions.

                          MANAGEMENT OF THE PORTFOLIOS

TRUSTEES AND OFFICERS


The business of the Trust and of each Portfolio is managed under the direction of the Board. The Board formulates the general policies of each Portfolio and meets periodically to review each Portfolio's performance, monitor investment activities and practices and discuss other matters affecting each Portfolio. Additional information about the Board and the Trust's executive officers is in the SAI.


INVESTMENT ADVISER


Each Portfolio's investment adviser is Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101. The Adviser is a privately owned company controlled by John Y. Keffer. The Adviser makes investment decisions for each Portfolio. In addition to the Portfolios, the Adviser manages two other money market funds and two taxable and three tax-free bond funds.


PORTFOLIO MANAGER


Since their inception (except Government Portfolio), Anthony R. Fischer, Jr., has been the portfolio manager responsible for the day to day management of the Portfolios. Mr. Fischer has over 25 years of experience in the money market industry.


ADVISORY FEES


The  Adviser  makes  investment   decisions  for  the  Portfolios.   During  the
Portfolios' last fiscal year, the Adviser received advisory fees at the following annual rates as a percentage of average net assets:


PORTFOLIO                                           ADVISORY FEE
Treasury Cash Portfolio                             0.030%
Government Portfolio                                0.050%
Government Cash Portfolio                           0.030%
Cash Portfolio                                      0.030%
Municipal Cash Portfolio                            0.050%

OTHER SERVICE PROVIDERS


Forum provides various services to each Portfolio. As of October 31, 2000, Forum provided administration and distribution services to investment companies and collective investment funds with assets of approximately $123 billion.


Forum Fund Services, LLC ("FFS"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc., is the placement agent of each Portfolio's Interests. The placement agent sells interests of each Portfolio on behalf of the Trust.

Forum Administrative Services, LLC provides administrative services to each Portfolio and Forum Accounting Services, LLC is each Portfolio's unitholder and portfolio accountant.

EXPENSES


Each Portfolio pays for all of its expenses. Each Portfolio's expenses include its own expenses as well as Trust expenses that are allocated among the Portfolios in proportion to their average net assets or as otherwise determined by the Board. The Adviser or other service providers may voluntarily waive all or any portion of their fees and/or reimburse certain expenses of a Portfolio. Any fee waiver or expense reimbursement increases a Portfolio's performance for the period during which the waiver or reimbursement is in effect.

                       DESCRIPTION OF BENEFICIAL INTERESTS

The Trust is an open-end, management investment company that was organized as a business trust under the laws of the State of Delaware. The Trust offers units of Interest without any sales charge and units may be redeemed without charge.

The Portfolios currently comprise all the series of the Trust. The Trust is empowered to establish, without investor approval, additional series that may have different investment objectives and policies.

Interests in a Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by certain institutional interestholders, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.


Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Interests in a Portfolio may not be transferred, but you may withdraw all or any portion of your investment at any time at net asset value ("NAV"). In determining the outcome of interestholder votes, the Trust normally counts votes on an Interest by Interest basis. This means that interestholders of a Portfolio with a comparatively high net asset values will have a comparatively smaller impact on the outcome of votes by all of the Portfolios than do interestholders of a Portfolio with a comparatively low net asset value.


From time to time, an investor may own a large percentage of Interests of a Portfolio and accordingly, may be able to greatly affect (if not determine) the outcome of an interestholder vote.


Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required to hold and has no current intention of holding annual meetings of interestholders, but the Trust will hold special meetings of interestholders when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Interestholders have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of interestholders. Upon liquidation of a Portfolio, interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to interestholders.

                              PURCHASE OF INTERESTS


Interests in a Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in a Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio. A Portfolio can not accept orders that request a particular day or price for the transaction or any other special condition.


The Portfolios do not issue certificates of interest.

The NAV of each Portfolio is determined as of 4:00 p.m., Eastern time ("Valuation Time"), on each weekday except on Federal holidays and other days that the Federal Reserve Bank of New York is closed ("Business Day"). The time at which NAV is calculated may change in case of an emergency. A Portfolio's NAV per Interest is calculated by taking the market value of all securities owned by the Portfolio (plus all other assets such as cash), subtracting the liabilities, and dividing the results (net assets ) by the number of Interests outstanding.


Each investor in a Portfolio may add to or reduce its investment in a Portfolio on any Business Day. Investments must be made by 2:00 p.m. Eastern time (12:00 p.m. in the case of Government Portfolio) in order to receive an allocation of the days' income.

At the Valuation Time on each Business Day, the value of each interestholders Interests in a Portfolio is determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that interestholder's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests, which are to be effected on that day, will then be effected. Each interestholder's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the interestholder's Investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such Investment effected on that day and
(ii) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate Investments in the Portfolio by all interestholders. The percentages so determined then will be applied to determine the value of each interestholder's respective interest in the Portfolio as of the Valuation Time on the following Business Day.


In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolios will only value their portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios' other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. Because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank) and in U.S. dollars.

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.


The exclusive placement agent for the Portfolios is FFS. FFS receives no compensation for serving as the exclusive placement agent for the Trust. Interestholder inquiries may be directed to FFS.

                      REDEMPTION OR REPURCHASE OF INTERESTS


You may withdraw all or any portion of your investment in the Portfolio at the NAV next calculation after a withdrawal request in proper form is received by a Portfolio. Normally, a Portfolio will send proceeds of a withdrawal in federal funds on the business day after the withdrawal is effected, but in any event within one week. Delays may occur in case of a very large redemption, excessive trading or during unusual market conditions.


Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Each Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These redemptions "in kind" normally occur if the amount to be redeemed is large enough to affect a Portfolio's operations (for example, if it represents more than 1% of the Portfolio's assets).

                   INFORMATION REGARDING NET INCOME AND TAXES


A Portfolio's net income consists of all dividends and other income, including any net realized gains on the Portfolio's assets, less all actual and accrued expenses of the Portfolio and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro-rata among the interestholders in the Portfolio. A Portfolio's net income generally is not distributed to the interestholders in the Portfolio, except as determined by the Trustees from time to time, but instead is included in the NAV of the interestholders' respective Interests in the Portfolio.

Each Portfolio operates so that it should not be subject to any income tax. However, each interestholder in a Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code, and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. Your share of a Portfolio's distribution of capital gain is taxable to you as long-term capital gain regardless of how long you have held your Portfolio Interests. It is intended that each Portfolio's assets and income will be managed in such a way that an interestholder in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

The sale of Portfolio Interests is a taxable investment for Federal income tax purposes.

Interestholder inquiries may be directed to FFS.


                            PENDING LEGAL PROCEEDINGS

None.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION


                                 JANUARY 1, 2001

This Part B to the Private  Placement  Memorandum  (the "Statement of Additional
Information" or "SAI") relates to beneficial interests in TREASURY CASH PORTFOLIO, GOVERNMENT PORTFOLIO, GOVERNMENT CASH PORTFOLIO, CASH PORTFOLIO AND MUNICIPAL CASH PORTFOLIO (each a "Portfolio" and collectively, the "Portfolios") of Core Trust (Delaware) (the "Trust"), a registered, open-end, management investment company. This SAI supplements Part A of the Private Placement Memorandum ("Part A") dated January 1, 2001, relating to the Portfolios.

This SAI does not constitute an offer to sell or the solicitation of an offer to buy beneficial interests in the Portfolios. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Fund Services, LLC ("FFS"), the Trust's Placement Agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including Part A and a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE


1.  Introduction...............................................................1
2.  Investment Policies and Risks..............................................2
3.  Investment Limitations.....................................................8
4.  Management of The Trust...................................................13
5.  Control Persons and Principal Holders of Securities.......................14
6.  Investment Advisory and Other Services....................................15
7.  Brokerage Allocation and Other Practices..................................17
8.  Purchase, Redemption and Pricing of Securities............................18
9.  Tax Status................................................................18
10.  Placement Agent..........................................................19
11.  Financial Statements.....................................................19
Appendix A - Description of Securities Ratings...............................A-1
Appendix B - Miscellaneous Tables............................................B-1

--------------------------------------------------------------------------------


THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                 1. INTRODUCTION

THE PORTFOLIOS


Government Portfolio commenced operations on February 21, 1996. Treasury Portfolio was renamed Government Portfolio on May 25, 1998. Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio each commenced operations on September 1, 1995. Municipal Cash Portfolio commenced operations on June 25, 1998.


DEFINITIONS:

         "Adviser" means Forum Investment Advisors, LLC.

         "Board" means the Board of Trustees of the Trust.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Custodian" means the custodian of each Portfolio's assets.

         "FAdS" means Forum Administrative Services, LLC, administrator of each
          Portfolio.

         "FAcS" means Forum Accounting Services, LLC, the fund accountant of each Portfolio.

         "FFS" means Forum Fund Services, LLC, placement agent for each Portfolio.

         "Fitch" means Fitch IBCA, Inc.


         "Government Securities" means securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         "Money Market Securities" means high quality, short-term U.S. dollar denominated debt securities


         "Moody's" means Moody's Investors Service.


         "NAV" means per share net asset value per share.


         "NRSRO" means a nationally recognized statistical rating organization.


         "Portfolio" means  each  of   Treasury   Cash   Portfolio,   Government
          Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio, each a series of Core Trust.


         "SEC" means the U.S. Securities and Exchange Commission.

         "S&P" means  Standard & Poor's Corporation,  a Division of  McGraw Hill
          Companies.


         "Treasury Securities" means securities issued or guaranteed by the U.S.
          Treasury.


         "Trust" means Core Trust (Delaware).


         "1933 Act" means the Securities Act of 1933, as amended.


         "1940 Act" means the Investment Company Act of 1940, as amended.

                        2. INVESTMENT POLICIES AND RISKS



The following discussion supplements the disclosure in Part A about each Portfolio's investment techniques, strategies and risks.

A.       SEC RULE 2A-7

Under Rule 2a-7 of the 1940 Act, each Portfolio normally must invest at least 95% of its total assets in securities that are rated (by NRSROs such as S&P) in the highest short-term rating category for debt obligations, or are unrated and determined to be of comparable quality. Each Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, will not purchase any instrument with a remaining maturity greater than 397 days or subject to a Repurchase Agreement having a duration of greater than 397 days, will limit portfolio investments, including Repurchase Agreements, to those U.S. dollar-denominated instruments that the Core Trust Board has determined present minimal credit risks and will comply with certain reporting and record keeping procedures. Core Trust has also established procedures to ensure that portfolio securities meet a Portfolio's high quality criteria.

Pursuant to Rule 2a-7, the Core Trust Board and the Board have established procedures to stabilize a Portfolio's and a Fund's net asset value, respectively, at $1.00 per share. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from a Portfolio's or Fund's $1.00 amortized cost price per share. Should that deviation exceed 1/2 of 1%, the respective board of trustees of a Portfolio and a Fund will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per share as determined by using available market quotations.

B.       SECURITY RATINGS INFORMATION

Moody's, S&P and other NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. A description of the range of ratings assigned to various types of securities by several NRSROs is included in Appendix A. The Portfolios may use these ratings to determine whether to purchase, sell or hold a security. Ratings are general and are not absolute standards of quality. Securities with the same maturity, interest rate and rating may have different market prices. If an issue of securities ceases to be rated or if its rating is reduced after it is purchased by a Portfolio, the Adviser will determine whether the Portfolio should continue to hold the security. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss. To the extent that the ratings given by a NRSRO may change as a result of changes in such organizations or their rating systems, the Adviser will attempt to substitute comparable ratings. Credit ratings attempt to evaluate the safety of principal and interest payments, and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings. An issuer's current financial condition may be better or worse than a rating indicates. Unrated securities may not be as actively traded as rated securities.

C.       FIXED INCOME SECURITIES


1.       VARIABLE AND FLOATING RATE SECURITIES


Each Portfolio may invest in fixed income securities with variable or floating rates. The yield of variable and floating rate securities varies in relation to changes in specific money market rates, such as the Prime Rate. A "variable" interest rate adjusts at predetermined intervals (for example, daily, weekly or monthly), while a "floating" interest rate adjusts whenever a specified benchmark rate (such as the bank prime-lending rate) changes. These changes are reflected in adjustments to the yields of the variable and floating rate securities, and different securities may have different adjustment rates. Accordingly, as interest rates increase or decrease, the appreciation or depreciation may be less on these obligations than for fixed rate obligations. To the extent that a Portfolio invests in long-term variable or floating rate securities, the Adviser believes that the Portfolio may be able to take advantage of the higher yield that is usually paid on long-term securities.

Each Portfolio will only purchase variable or floating rate securities, whose interest rate is adjusted based on a single short-term rate or index such as the Prime Rate. Under Rule 2a-7 of the 1940 Act, a Portfolio may only purchase securities with maturities of greater than 397 days if they have demand features that meet certain requirements or they are certain long-term Government Securities.

Cash Portfolio may purchase variable and floating rate corporate master notes. Master notes with variable or floating interest rates are unsecured obligations that are redeemable upon notice. You may invest fluctuating amounts in these instruments at varying rates of interest under a direct arrangement with the issuer. These obligations include master demand notes. The issuer of these obligations often has the right, after a given period, to prepay its outstanding principal obligations upon a specified number of days' notice. These obligations generally are not traded and there is generally no established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

2.       ASSET BACKED SECURITIES


Each Portfolio may purchase adjustable rate mortgage backed or other asset backed securities (such as Small Business Association securities) that are Government Securities. Treasury Cash Portfolio may only purchase mortgage backed or asset backed securities that are Treasury Securities. These securities directly or indirectly represent a participation in, or are secured by and payable from, adjustable rate mortgages or other loans that may be secured by real estate or other assets. Most mortgage-backed securities are pass-through securities, which means that investors receive payments consisting of a pro-rata share of both principal and interest (less servicing and other fees), as well as unscheduled prepayments, as loans in the underlying mortgage pool are paid off by the borrowers. Additional prepayments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities.

ADJUSTABLE RATE MORTGAGE BACKED SECURITIES Adjustable rate mortgage securities ("ARMs") are pass-through securities representing interests in pools of mortgage loans with adjustable interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate, and that may be subject to certain limits. Although the rate adjustment feature may reduce sharp changes in the value of adjustable rate securities, these securities can change in value based on changes in market interest rates or changes in the issuer's creditworthiness. Changes in the interest rates on ARMs may lag behind changes in prevailing market interest rates. This may result in a slightly lower net value until the interest rate resets to market rates. Thus, a Portfolio could suffer some principal loss if the Portfolio sold the securities before the interest rates on the underlying mortgages were adjusted to reflect current market rates. Some ARMs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rates during a specified period or over the life of the security.

SMALL BUSINESS ADMINISTRATION SECURITIES Small Business Administration ("SBA") securities are variable rate securities that are backed by the full faith and credit of the United States Government, and generally have an interest rate that resets monthly or quarterly based on a spread to the Prime Rate. SBA securities generally have maturities at issue of up to 40 years. No Portfolio may purchase an SBA security, if immediately after the purchase, (1) the Portfolio would have more than 15% of its net assets invested in SBA securities or (2) the total unamortized premium (or the total unaccreted discount) on SBA securities would exceed 0.25% of the Portfolio's net assets.


COLLATERALIZED MORTGAGE OBLIGATIONS Each Portfolio may purchase collateralized mortgage obligations ("CMOs"), which are collateralized by ARMs or by pools of conventional mortgages. CMOs typically have a number of classes or series with different maturities and are generally retired in sequence. Each class of bonds receives periodic interest payments according to the coupon rate on the bonds. However, all monthly principal payments and any prepayments from the collateral pool are paid first to the "Class 1" bondholders. The principal payments are such that the Class 1 bonds will be completely repaid no later than, for example, five years after the offering date. Thereafter, all payments of principal are allocated to the next most senior class of bonds until that class of bonds has been fully repaid. Although full payoff of each class of bonds is contractually required by a certain date, any or all classes of bonds may be paid off sooner than expected because of an acceleration in prepayments of the obligations comprising the collateral pool.

3.       MUNICIPAL SECURITIES


Municipal Cash Portfolio may invest in municipal securities. Municipal securities are issued by the states, territories and possessions of the United States, their political subdivisions (such as cities, counties and towns) and various authorities (such as public housing or redevelopment authorities), instrumentalities, public corporations and their special districts (such as water, sewer or sanitary districts). In addition, municipal securities include securities issued by or on behalf of public authorities to finance various privately operated facilities, such as industrial development bonds, that are backed only by the assets and revenues of the non-governmental user (such as hospitals and airports).

BONDS AND NOTES Municipal securities are issued to obtain funds for a variety of public purposes, including general financing for state and local governments, or financing for specific projects or public facilities. Municipal securities are classified as general obligation bonds, revenue bonds and notes. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable from revenue derived from a particular facility, class of facilities or the proceeds of a special excise tax or other specific revenue source but not from the issuer's general taxing power. Private activity bonds and industrial revenue bonds do not carry the pledge of the credit of the issuing municipality, but generally, are guaranteed by the corporate entity on whose behalf they are issued.


LEASES State and local governments and authorities enter into municipal leases to acquire equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other assets. Municipal leases permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations of many state constitutions and statutes do not apply to municipal leases that do not require the governmental issuer to satisfy underlying obligations unless money is appropriated for that purpose by the state legislature on a yearly or periodic basis.

PUTS AND STANDBY COMMITMENTS ON MUNICIPAL SECURITIES The Portfolio may acquire "puts" on municipal securities. A put gives the Portfolio the right to sell the municipal security at a specified price at any time on or before a specified date. The Portfolio may sell, transfer or assign a put only with the sale, transfer or assignment of the underlying security or securities. The amount payable to the Portfolio upon its exercise of a "put" is normally: (1) the Portfolio's acquisition cost of the municipal securities (excluding any accrued interest which the Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the securities, plus (2) all interest accrued on the securities since the last interest payment date during that period.


Puts may be acquired by the Portfolio to facilitate the liquidity of its portfolio assets. Puts may also be used to facilitate the reinvestment of the Portfolio's assets at a rate of return more favorable than that of the underlying security. Puts may, under certain circumstances, also be used to shorten the maturity of underlying variable rate or floating rate securities for purposes of calculating the remaining maturity of those securities and the dollar-weighted average portfolio maturity of the Portfolio's assets. The Portfolio intends to enter into puts only with dealers, banks and broker-dealers that, in the Adviser's opinion, present minimal credit risks.

The Portfolio may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which the Portfolio pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit the Portfolio to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, the Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment. The Portfolio's policy is to enter into stand-by commitment transactions only with municipal securities dealers, which are determined to present minimal credit risks.

The acquisition of a stand-by commitment does not affect the valuation or maturity of the underlying municipal securities, which continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by the Portfolio are valued at zero in determining net asset value. When the Portfolio pays directly or indirectly for a stand-by commitment, its cost is reflected as unrealized depreciation for the period during which the commitment is held. Stand-by commitments do not affect the average weighted maturity of the Portfolio's portfolio of securities.

OTHER MUNICIPAL OBLIGATIONS Variable Rate Demand Notes are municipal bonds with maturities of up to 40 years. These instruments have a demand feature that permits the holder to sell the instruments back to the issuer. A holder of these instruments may exercise the demand feature at predetermined intervals, usually daily or weekly. The interest rate on these securities mirrors prevailing interest rates. Tender option bonds have relatively long maturities and fixed rates of interest. Under an agreement with a third party financial institution, a holder of these bonds may tender them to the institution and receive the face value of the bonds. A holder may exercise this option at periodic intervals, usually six months to a year.


ALTERNATIVE MINIMUM TAX  Municipal securities are also categorized  according to
(1) whether the interest is or is not included in the calculation of alternative minimum taxes for individuals and corporations, (2) whether the costs of acquiring or carrying the bonds are or are not deductible in part by banks and other financial institutions, and (3) other criteria relevant for Federal income tax purposes. Due to the increasing complexity of the Code and related requirements governing the issuance of tax-exempt bonds, industry practice has uniformly required as a condition to the issuance of such bonds, but particularly for revenue bonds, an opinion of nationally recognized bond counsel as to the tax-exempt status of interest on the bonds.

4.       ZERO COUPON SECURITIES


Government Portfolio may invest in zero-coupon securities such as Treasury bills and separately traded principal and interest components of Treasury Securities issued or guaranteed under the U.S. Treasury's Separate Trading of Registered
Interest and Principal of Securities ("STRIPS") program. These securities are sold at original issue discount and pay no interest to holders prior to maturity. Because of this, zero-coupon securities may be subject to greater fluctuation of market value than the other securities in which the Portfolios may invest. All zero-coupon securities in which the Portfolio invests will have a maturity of less than 13 months.


The Portfolio must include a portion of the original issue discount of zero-coupon securities, if any, as income even though these securities do not pay any interest until maturity. Because the Portfolio distributes all of its net investment income, the Portfolio may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

5.       FEDERAL HOME LOAN MORTGAGE CORPORATION SECURITIES

Each Portfolio is currently prohibited from purchasing any security issued by the Federal Home Loan Mortgage Corporation. This does not prohibit the Portfolios from entering into repurchase agreements collateralized with securities issued by the Federal Home Loan Mortgage Corporation.

6.       INVESTMENT COMPANY SECURITIES


In connection with managing their cash positions, the Portfolios may invest in the securities of other investment companies that are money market funds within the limits proscribed by the 1940 Act. Under normal circumstances, each Portfolio may invest up to 15% of its assets in money market funds. Each Portfolio only invests in money market funds when it has excess cash and the Adviser believes that the investment is in the best interest of the Portfolio. In addition to a Portfolio's expenses (including the various fees), as a shareholder in another investment company, a Portfolio bears its pro-rata portion of the other investment company's expenses (including fees). Those expenses are not part of the Portfolio's expense ratio, but rather are reflected in the yield of the investment in the money market fund.


7.       GENERAL RISKS

INTEREST RATE RISK Changes in interest rates affect the market value of the interest-bearing fixed income securities held by a Portfolio. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. The longer the remaining maturity (and duration) of a security, the more sensitive the security is to changes in interest rates. All fixed income securities, including Government Securities, can change in value when there is a change in interest rates.

CREDIT RISK A Portfolio's investment in fixed income securities is subject to credit risk relating to the financial condition of the issuers of the securities that each Portfolio holds. Credit risk is the risk that a counterparty to a transaction will be unable to honor its financial obligation. To limit credit risk, each Portfolio only invests in securities rated in the highest rating category of an NRSRO or those that are unrated and deemed to be of comparable credit quality by the Adviser.


ASSET BACKED SECURITIES The value of asset backed securities may be significantly affected by changes in interest rates, the markets' perception of issuers, the structure of the securities and the creditworthiness of the parties involved. The ability of a Portfolio to successfully utilize asset backed securities depends, in part, upon the ability of the Adviser to forecast interest rates and other economic factors correctly. Some asset backed securities have structures that make their reaction to interest rate changes and other factors difficult to predict.

Prepayments of principal of asset backed securities by borrowers or foreclosures on the borrowers affect the average life of the asset-backed securities. Prepayments may be triggered by various factors, including the level of interest rates, general economic conditions, the location and age of assets underlying the security and other social and demographic conditions. In periods of rising interest rates, the prepayment rate tends to decrease, lengthening the average life of a pool of the asset backed securities. In periods of falling interest rates, the prepayment rate tends to increase, shortening the average life of a pool of asset-backed securities. The volume of prepayments of principal in the assets underlying a particular asset backed security will influence the yield of that security and a Portfolio's yield. To the extent that a Portfolio purchases asset backed securities at a premium, unscheduled prepayments, which are made at par, result in a loss equal to any unamortized premium.

D.       REPURCHASE AGREEMENTS


1.       GENERAL


Each Portfolio may enter into repurchase agreements. Repurchase agreements are transactions in which a Portfolio purchases securities from a bank or securities dealer and simultaneously commits to resell the securities to the bank or dealer at an agreed-upon date and at a price reflecting a market rate of interest unrelated to the purchased security. During the term of a repurchase agreement, the Portfolio's custodian, subcustodian or tri-party custodian maintains possession of the purchased securities and any underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements allow a Portfolio to earn income for periods as short as overnight, while retaining the flexibility to pursue longer-term investments.


2.       RISKS


Repurchase agreements involve credit risk. In the event that bankruptcy, insolvency or similar proceedings are commenced against a counterparty, a Portfolio may have difficulties in exercising its rights to the underlying securities. A Portfolio may incur costs and expensive time delays in disposing of the underlying securities and it may suffer a loss. Failure by the other party to deliver a security or currency purchased by or lent by a Portfolio may result in a missed opportunity to make an alternative investment. Favorable insolvency laws that allow a Portfolio, among other things, to liquidate the collateral held in the event of the bankruptcy of the counterparty reduce counterparty insolvency risk with respect to repurchase agreements. A Portfolio will only enter a repurchase agreement with a seller that the Adviser believes presents minimal credit risk.

E.       BORROWING


1.       GENERAL

Each Portfolio may borrow money from banks for temporary or emergency purposes in an amount up to 33 1/3% of a Portfolio's total assets. Each Portfolio may borrow money for other purposes so long as such borrowings do not exceed 5% of a Portfolio's total assets. The purchase of securities is prohibited if a Portfolio's borrowing exceeds 5% or more of a Portfolio's total assets.

2.       RISKS


The volume of prepayments of principal in the assets underlying a particular asset backed security will influence the yield of that security and a Portfolio's yield. To the extent that a Portfolio purchases asset backed securities at a premium, unscheduled prepayments, which are made at par, result in a loss equal to any unamortized premium.

F.       WHEN-ISSUED SECURITIES


1.       GENERAL


Each Portfolio may purchase securities offered on a when-issued or delayed-delivery basis. When these transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within a certain period of time after the transaction, but delayed settlements beyond that period may be negotiated. During the period between a commitment and settlement, no payment is made for the securities purchased by the purchaser and thus, no interest accrues to the purchaser from the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed-delivery basis, the Portfolio will record the transaction as a purchase and thereafter reflect the value each day of such securities in determining its net asset value.


2.       RISKS


At the time a Portfolio makes a commitment to purchase securities in this manner, the Portfolio immediately assumes the risk of ownership, including the risk that the value of the security may decline. The use of when-issued transactions enables a Portfolio to protect against anticipated changes in interest rates and prices, but may also increase the volatility of the Portfolio's asset value per unit. Failure by a counterparty to deliver a security purchased by a Portfolio on a when-issued or delayed-delivery basis may result in a loss to the Portfolio or a missed opportunity to make an alternative investment.


G.       ILLIQUID SECURITIES

1.       GENERAL

Each Portfolio may invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" means repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.


Certificates of deposit and other fixed time deposits that carry an early withdrawal penalty or mature in greater than seven days are treated as illiquid securities if there is no readily available market for the instrument.

2.       RISKS

Limitations on resale may have an adverse effect on the marketability of a security and a Portfolio might also have to register a restricted security in order to dispose of it, resulting in expense and delay. A Portfolio might not be able to dispose of restricted or illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time. Any security, including securities determined by the Adviser to be liquid, can become illiquid.

3.       DETERMINATION OF LIQUIDITY


The Core Trust Board has delegated the function of making determinations of liquidity to the Adviser, pursuant to guidelines approved by the Board. The Adviser determines and monitors the liquidity of the portfolio securities and reports periodically on its decisions to the Board. The Adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; and (4) the nature of the marketplace for the security, including the time needed to dispose of the security, the method of soliciting offers, and the mechanics of the transfer.


An institutional market has developed for certain restricted securities. Accordingly, contractual or legal restrictions on the resale of a security may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act or other exemptions, the Adviser may determine that the securities are not illiquid.

                            3. INVESTMENT LIMITATIONS



Each Portfolio has adopted the following fundamental and nonfundamental investment limitations. The investment objective of a Portfolio is fundamental. Each Portfolio has also adopted a fundamental policy which provides that, notwithstanding any other investment policy or restriction (whether fundamental or not), the Portfolio may invest all of its assets in the securities of a single pooled investment fund having substantially the same investment objectives, policies and restrictions as the Portfolio, as applicable.

A fundamental policy of a Portfolio cannot be changed without the affirmative vote of the lesser of: (1) 50% of the outstanding interests of a Portfolio; or
(2) 67% of the interests of a Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests in a Portfolio are present or represented. The Board may change a nonfundamental policy of a Portfolio without interestholder approval.


For purposes of all investment policies of a Portfolio: (1) the term 1940 Act includes the rules thereunder, SEC interpretations and any exemptive order upon which the Portfolio may rely; and (2) the term Code includes the rules thereunder, IRS interpretations and any private letter ruling or similar authority upon which the Portfolio may rely.


Except as required by the 1940 Act or the Code, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets or purchases and redemptions of shares will not be considered a violation of the limitation.

A.       FUNDAMENTAL LIMITATIONS

GOVERNMENT PORTFOLIO

The Portfolio may not:

DIVERSIFICATION. With respect to 75% of its assets, purchase securities, other than Government Securities, of any one issuer if more than 5% of the value of the Portfolio's total assets would at the time of purchase be invested in any one issuer.

CONCENTRATION. Purchase securities, other than Government Securities, if more than 25% of the value of the Portfolio's total assets would be invested in securities of issuers conducting their principal business activity in the same industry, provided that consumer finance companies and industrial finance companies are considered to be separate industries and that there is no limit on the purchase of the securities of domestic commercial banks.

For purposes of concentration: (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

UNDERWRITING. Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter for purposes of the Securities Act of 1933.

REAL ESTATE. Purchase or sell real estate or any interest therein (including limited partnership interests), except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

COMMODITIES. Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

BORROWING. Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests). Total borrowings may not exceed 33 1/3% of the Portfolio's total assets and borrowing for purposes other than meeting redemptions may not exceed 5% of the value of the Portfolio's total assets. Outstanding borrowings in excess of 5% of the value of the Portfolio's total assets must be repaid before any subsequent investments are made by the Portfolio.

SENIOR SECURITIES. Issue senior securities except pursuant to Section 18 of the 1940 Act and except that the Portfolio may borrow money subject to investment limitations specified in the Portfolio's Prospectus.


LENDING. Make loans, except that the Portfolio may: (i) purchase debt securities which are otherwise permissible investments, (ii) enter into repurchase agreements and (iii) lend portfolio securities, but not in an amount greater than 33 1/3% of the value of the Portfolio's total assets.


PLEDGING. Pledge, mortgage or hypothecate its assets, except to secure permitted indebtedness. Collateralized loans of securities are not deemed to be pledges or hypothecations for this purpose.

OPTIONS.  Write put and call options.

INVESTING FOR CONTROL.  Invest for the purpose of exercising  control  over  any person.

RESTRICTED SECURITIES.  Purchase restricted securities.

TREASURY CASH PORTFOLIO, GOVERNMENT CASH PORTFOLIO, CASH PORTFOLIO AND MUNICIPAL CASH PORTFOLIO


Each Portfolio may not:


DIVERSIFICATION. With respect to 75% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer.

CONCENTRATION. Purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers having their principal business activities in the same industry; provided, however, that there is no limit on investments in Government Securities.

UNDERWRITING. Underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

REAL ESTATE. Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

COMMODITIES. Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

BORROWING. Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests) and for entering into reverse repurchase agreements, provided that borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets.

SENIOR SECURITIES. Issue senior securities except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish.


LENDING. Make loans, except for loans of portfolio securities, through the use of repurchase agreements, and through the purchase of debt securities that are otherwise permitted investments.

THRIFT INVESTOR LIMITATIONS. With respect to Government Cash Portfolio, purchase or hold any security that: (i) a Federally chartered savings association may not invest in, sell, redeem, hold or otherwise deal pursuant to law or regulation, without limit as to percentage of the association's assets; and (ii) pursuant to 12 C.F.R. Section 566.1 would cause shares of the Portfolio not to be deemed to be short term liquid assets when owned by Federally chartered savings associations.


B.       NONFUNDAMENTAL LIMITATIONS

GOVERNMENT PORTFOLIO

The Portfolio may not:

DIVERSIFICATION. With respect to 100% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

SECURITIES WITH VOTING RIGHTS. Purchase securities having voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

MARGIN; SHORT SALES. Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

LIQUIDITY. Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

TREASURY CASH PORTFOLIO, GOVERNMENT CASH PORTFOLIO, CASH PORTFOLIO AND MUNICIPAL CASH PORTFOLIO

Each Portfolio may not:


DIVERSIFICATION. With respect to 100% of its assets, purchase a security other than a Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is otherwise permitted under the 1940 Act.


BORROWING. Purchase securities for investment while any borrowing equaling 5% or more of the Portfolio's total assets is outstanding; and if at any time the Portfolio's borrowings exceed the Portfolio's investment limitations due to a decline in net assets, such borrowings will be promptly (within three days) reduced to the extent necessary to comply with the limitations. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

SECURITIES WITH VOTING RIGHTS. Purchase securities that have voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

MARGIN; SHORT SALES. Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

LIQUIDITY. Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

For purposes of concentration: (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.


C.      INVESTMENTS BY FINANCIAL INSTITUTIONS

1.      INVESTMENT BY INTERESTHOLDERS THAT ARE BANKS - GOVERNMENT CASH PORTFOLIO


Government Cash Portfolio invests only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators (the "Guidelines"). In the event that the Guidelines are revised, the Portfolio's investment portfolio will be modified accordingly, including by disposing of portfolio securities or other instruments that no longer qualify under the Guidelines. In addition, the Portfolio does not intend to hold any securities or instruments that would be subject to restriction as to amount held by a National bank under Title 12, Section 24 (Seventh) of the United States Code. If the Portfolio includes any instruments that would be subject to a restriction as to amount held by a National bank, investment in the Portfolio may be limited.


The Guidelines provide that shares of an investment fund are generally assigned to the risk-weight category applicable to the highest risk-weighted security or instrument that the fund is permitted to hold. Accordingly, Portfolio interests should qualify for a 20% risk-weighting under the Guidelines. The Guidelines also provide that, in the case of an investment fund whose shares should qualify for a risk-weighting below 100% due to limitations on the assets which it is permitted to hold, bank examiners may review the treatment of the shares to ensure that they have been assigned an appropriate risk-weight. In this connection, the Guidelines provide that, regardless of the composition of an investment fund's assets, shares of a fund may be assigned to the 100% risk-weight category if it is determined that the Portfolio engages in activities that appear to be speculative in nature or has any other characteristics that are inconsistent with a lower risk-weighting. The Adviser has no reason to believe that such a determination would be made with respect to the Portfolio. There are various subjective criteria for making this determination and, therefore, it is not possible to provide any assurance as to how Portfolio interests will be evaluated by bank examiners.


Before acquiring an interest (directly or indirectly), prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks or Edge Corporations, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies, to confirm that an investment in Portfolio interests is permissible and in compliance with any applicable investment or other limits.


Interests held by national banks are generally required to be revalued periodically and reported at the lower of cost or market value. Such shares may also be subject to special regulatory reporting, accounting and tax treatment. In addition, a bank may be required to obtain specific approval from its board of directors before acquiring an interest (either directly or indirectly), and thereafter may be required to review its investment for the purpose of verifying compliance with applicable Federal banking laws, regulations and policies.

National banks generally must review their investment holdings at least quarterly to ensure compliance with established bank policies and legal requirements. Upon request, the Portfolios will make available to interestholders information relating to the size and composition of their portfolios.

2. INVESTMENTS BY INTERESTHOLDERS THAT ARE CREDIT UNIONS - GOVERNMENT CASH PORTFOLIO AND TREASURY CASH PORTFOLIO

Government Cash Portfolio and Treasury Cash Portfolio limit their investments to investments that are legally permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act (including 12 U.S.C.
Section 1757(7), (8) and (15)) and the applicable rules and regulations of the National Credit Union Administration (including 12 C.F.R. Part 703, Investment and Deposit Activities), as such statutes and rules and regulations may be amended. The Portfolios limit their investments to Government Securities (including Treasury STRIPS) and repurchase agreements fully collateralized by Government Securities. Certain Government Securities owned by a Portfolio may be mortgage or asset backed, but no such security will be: (i) a stripped mortgage backed security ("SMBS"); (ii) CMO or real estate mortgage investment conduit ("REMIC") that does not meet all of the tests outlined in 12 C.F.R. Section 703.100(e); or (iii) a residual interest in a CMO or REMIC. Each Portfolio may also invest in reverse repurchase agreements in accordance with 12 C.F.R. 703.100(j) to the extent otherwise permitted herein and in the Part A.

3.       INVESTMENTS  BY   INTERESTHOLDERS  THAT  ARE  SAVINGS   ASSOCIATIONS  -
         GOVERNMENT CASH PORTFOLIO

Government Cash Portfolio limits its investments to those legally permissible for Federally chartered savings associations without limit as to percentage under applicable provisions of the Home Owners' Loan Act (including 12 U.S.C.
Section 1464) and the applicable rules and regulations of the Office of Thrift Supervision, as such statutes and rules and regulations may be amended. In addition, the Portfolio limits its investments to those that are permissible for an open-end investment company to hold and would permit shares of the investment company to qualify as liquid assets under 12 C.F.R. Section 566.1(g) and as short-term liquid assets under 12 C.F.R. Section 566.1(h).

                           4. MANAGEMENT OF THE TRUST


A.       TRUSTEES AND OFFICERS OF THE TRUST


The names of the Trustees and officers of the Trust, their position with the Trust, address, date of birth and principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk (*). The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

              NAME, POSITION WITH THE TRUST,                             PRINCIPAL OCCUPATION(S) DURING
                     AGE AND ADDRESS                                              PAST 5 YEARS
 ........................................................... .........................................................
 ........................................................... .........................................................

John Y. Keffer,* Chairman & President                       Member and Director, Forum Financial Group, LLC (a
Born: July 15, 1942                                         mutual fund services holding company)
Two Portland Square                                         Director, Forum Fund Services, LLC (Trust's underwriter)
Portland, ME 04101                                          Officer of six other investment companies for which
                                                            Forum Financial Group, LLC provides services

 ........................................................... .........................................................
 ........................................................... .........................................................

Costas Azariadis, Trustee                                   Professor of Economics, University of California-Los
Born:  February 15, 1943                                    Angeles
Department of Economics                                     Visiting Professor of Economics, Athens University of
University of California                                    Economics and Business 1998-1999
Los Angeles, CA 90024                                       Trustee of one other investment company for which Forum
                                                            Financial Group, LLC provides services

 ........................................................... .........................................................
 ........................................................... .........................................................
James C. Cheng, Trustee                                     President, Technology Marketing Associates
Born:  July 26, 1942                                        (marketing company for small and medium size businesses
27 Temple Street                                            in New England)

Belmont, MA 02718                                           Trustee of one other investment company for which Forum
                                                            Financial Group, LLC provides services

 ........................................................... .........................................................
 ........................................................... .........................................................

J. Michael Parish, Trustee                                  Partner, Thelen Reid & Preist LLP (law firm) since 1995
Born:  November 9, 1943                                     Trustee, of one other investment company for which
40 West 57th Street                                         Forum Financial Group, LLC provides services
New York, NY 10019
 ........................................................... .........................................................
 ........................................................... .........................................................
Anthony R. Fischer, Jr., Vice President                     Portfolio Manager, Forum Investment Advisors, LLC since
Born:  April 15, 1948                                       1998
Two Portland Square                                         President, Linden Asset Management, Inc. prior to 1998
Portland, ME 04101
 ........................................................... .........................................................
 ........................................................... .........................................................
David I. Goldstein, Vice President                          Director, Forum Administrative Services, LLC and
Born: August 3, 1961                                        Secretary, Forum Financial Group, LLC
Two Portland Square                                         Managing Director and General Counsel, Forum Financial
Portland, ME 04101                                          Group, LLC 1991 to 2000
 ........................................................... .........................................................
 ........................................................... .........................................................
Ronald H. Hirsch, Treasurer                                  Managing Director, Operations/Finance and
Born:  October 14, 1943                                     Operations/Sales, Forum Financial Group, LLC since 1999
Two Portland Square                                          Member of the Board - Citibank Germany 1991 - 1998
Portland, ME 04101                                          Officer of six other investment companies for which
                                                            Forum Financial Group, LLC provides services

 ........................................................... .........................................................
 ........................................................... .........................................................

Leslie K. Klenk, Secretary                                  Counsel, Forum Financial Group, LLC since 1998
Born:  August 24, 1964                                      Associate General Counsel,  Smith Barney Inc. (brokerage
Two Portland Square                                         firm) 1993 - 1998
Portland, ME 04101                                           Officer of two other investment companies for which
                                                            Forum Financial Group, LLC provides services


B.       COMPENSATION OF TRUSTEES AND OFFICERS


Effective February 7, 2000, each Trustee of the Trust is paid a quarterly retainer of $1,500 for his service to the Trust. In addition, each Trustee is paid a fee of $750 for each Board meeting attended (whether in person or by electronic communication). Trustees are also reimbursed for travel and related expenses incurred in attending Board meetings. Mr. Keffer receives no compensation (other than reimbursement for travel and related expenses) for his service as Trustee of the Trust. No officer of the Trust is compensated by the Trust, but officers are reimbursed for travel and related expenses incurred in attending Board meetings held outside of Portland, Maine.

The following table sets forth the fees paid to each Trustee by the Portfolios and the Fund Complex, which includes all series of Forum Funds and another investment company for which Forum Financial Group, LLC provides services, for the fiscal year ended August 31, 2000.


                                                        COMPENSATION                        TOTAL COMPENSATION FROM

TRUSTEE                                                  FROM TRUST                         TRUST AND FUND COMPLEX
 .......................................... ........................................ ........................................
 .......................................... ........................................ ........................................
Costas Azariadis                                           $7,500                                   $17,800
 .......................................... ........................................ ........................................
 .......................................... ........................................ ........................................
J. Michael Parish                                          $7,500                                   $17,800
 .......................................... ........................................ ........................................
 .......................................... ........................................ ........................................
James C. Cheng                                             $7,500                                   $17,800
 .......................................... ........................................ ........................................
 .......................................... ........................................ ........................................
John Y Keffer                                               None                                     None


             5. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES



Treasury Cash Fund, Government Cash Fund and Cash Fund, separate series of Monarch Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, respectively, and, as of December 1, 2000, may be deemed to control those Portfolios. Treasury Cash, Government Cash and Cash Fund each owned 66.09%, 89.20%, and 95.88% of the interests in those respective Portfolios.

Daily Assets Government Fund, Daily Assets Treasury Obligations Fund, and Daily Assets Municipal Fund, separate series of Forum Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invest all of their investable assets in Government Portfolio, Treasury Cash Portfolio, and Municipal Cash Portfolio and, as of December 1, 2000, may be deemed to control those Portfolios. Daily Assets Government Fund, Daily Assets Treasury Obligations Fund, and Daily Assets Municipal Fund each owned 100%, 33.91%, and 100% of the interests in those respective Portfolios. As of the same date, Daily Assets Cash Fund and Daily Assets Government Obligations Fund, separate series of Forum Fund invested all of their investable assets in Cash Portfolio and Government Cash Portfolio. Daily Assets Cash Fund and Daily Assets Government Obligations Fund each owned 4.12% and 10.80% of the interests in those respective Portfolios.


Monarch Funds and Forum Funds are located at Two Portland Square, Portland, Maine 04101.

Each investment company that is registered under the 1940 Act and that invests in a Portfolio has informed the Trust that whenever it or its separate series is requested to vote on matters pertaining to a Portfolio, it will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders in accordance with applicable law. This only applies to matters for which the investment company would be required to have a shareholder meeting if it directly held investment securities rather than invested in a Portfolio. It is anticipated that any other similarly registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.


As of December 1, 2000, the officers and trustees of the Trust as a group owned less than 1% of the outstanding interests of each Portfolio.

                    6. INVESTMENT ADVISORY AND OTHER SERVICES


A.       INVESTMENT ADVISORY SERVICES


Forum Investment Advisors, LLC serves as investment adviser to each Portfolio pursuant to an investment advisory agreement with the Trust. The Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios.


The investment advisory agreement for each Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

The investment advisory agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law in connection with its services, except for willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of reckless disregard of the Adviser's obligations and duties under the agreement.

The investment advisory agreement with respect to a Portfolio is terminable without the payment of penalty, (1) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser; or (2) by the Adviser on 60 days' written notice to the Trust. With respect to each Portfolio, the investment advisory agreement terminates automatically upon its assignment.


The Adviser was established in 1987 and is indirectly wholly owned and controlled by John Y. Keffer. In connection with the January 2, 1998 acquisition of Linden Asset Management, Inc. ("Linden"), the former investment adviser of each Portfolio (except Municipal Cash Portfolio which commenced operations in June 1998 and Government Portfolio (formerly Treasury Portfolio) that was managed by Les Berthy), the Adviser has entered into a consulting agreement with a new company solely owned by Anthony R. Fischer, Jr., former owner, president and sole director of Linden, under which Mr. Fischer continues to provide portfolio management services to the Portfolios under the supervision of the Adviser. Mr. Fischer has over 25 years experience in managing pools of assets. He has managed the Portfolios' (and prior to September 1995, the Portfolios' predecessor mutual funds') assets since October 1992. Prior thereto, he was a Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California from 1984 to 1989 and, immediately prior thereto, a Manager for five years at PaineWebber Jackson & Curtis, New York, New York.

Table 1 in Appendix B shows for the past three fiscal years the dollar amount of investment advisory fees payable by each Portfolio to the Adviser, the amount of fees waived by the Adviser, and the actual fee paid by each Portfolio.


B.       ADMINISTRATOR

Pursuant to an administration agreement with the Trust, FAdS supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The administration agreement between FAdS and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by a majority of voting securities of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.


The administration agreement with respect to each Portfolio may be terminated without the payment of any penalty, (1) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to FAdS; or (2) by FAdS on 60 days' written notice to the Trust. The administration agreement is not assignable by either party without the written consent of the other party.


The administration agreement provides that FAdS shall not be liable for any action or inaction in the administration of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of FAdS' duties or by reason of reckless disregard of FAdS' obligations and duties under the agreement.

At the request of the Board, FAdS provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of FAdS, the Adviser, FFS or their affiliates.


Table 2 in Appendix B shows for the past three fiscal years the dollar amount of administration fees payable by each Portfolio to FAdS, the amount of fees waived by FAdS, and the actual fee paid by each Portfolio.


C.       FUND ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER


Pursuant to a portfolio and unitholder accounting agreement, FAcS acts as interestholder recordkeeper and fund accountant for the Portfolios. This agreement will continue in effect with respect to a Portfolio until terminated; provided, that the continuance is specifically approved at least annually by the Board. The agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty by the Board or FAcS on 60 days' written notice. The agreement may not be assigned by either party except with the written consent of the other party.

Under its agreement, FAcS prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and each investor therein) and prepares periodic reports to interestholders of the Portfolios and the SEC. For services rendered to Treasury Cash Portfolio, Government Cash Portfolio, and Cash Portfolio, FAcS receives a fee at an annual rate of the lesser of 0.05% of the average daily net assets of each Portfolio or $48,000. For services rendered to Government Portfolio and Municipal Cash Portfolio, FAcS receives a fee of $48,000 per portfolio. Should a Portfolio have greater than five interestholders, FAcS will receive an annual fee of $6,000 per every five additional interestholders. In addition, FAcS is paid an additional $1,000 per month with respect to tax-free money market portfolios such as Municipal Cash Portfolio, Portfolios with more than 25% of their total assets invested in asset backed securities, Portfolios that have more than 100 security positions and Portfolios that have a monthly portfolio turnover rate of 10% or greater.

FAcS is required to use its best judgment and efforts in rendering its services and is not liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties and obligations under the agreement. FAcS is not responsible or liable for any failure or delay in performance of its fund accounting obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control and the Trust has agreed to indemnify and hold harmless FAcS, its employees, agents, officers and directors against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way related to FAcS' actions taken or failures to act with respect to a Portfolio or based, if applicable, upon information, instructions or requests with respect to a Portfolio given or made to FAcS by an officer of the Trust duly authorized. This indemnification does not apply to FAcS actions taken or failures to act in cases of FAcS' own bad faith, willful misconduct or gross negligence.

Table 3 in Appendix B shows for the part three fiscal years the dollar amount of accounting fees payable by each Portfolio to FAcS, the amount of fees waived by FAcS, and the actual fee paid by each Portfolio.

D.       CUSTODIAN


As custodian, pursuant to an agreement with Core Trust, Forum Trust, LLC ("Custodian") safeguards and controls each Portfolio's cash and securities, determines income and collects interest on Portfolio investments. The Custodian may employ subcustodians to provide custody of a Portfolio's domestic and foreign assets. The Custodian is located at Two Portland Square, Portland, ME 04101.

For its services, the Custodian receives an annualized percentage of the average daily net assets of the Portfolios. Each Portfolio also pays an annual domestic custody fee as well as certain other transaction fees. The fees are accrued daily by the Portfolios and are paid monthly based on average net assets and transactions for the previous month.

E.       SUBCUSTODIAN

Union Bank of California, N.A. serves as subcustodian of the Portfolio. The Subcustodian is located at 445 South Figueroa Street, 5th Floor, Los Angeles, CA 90071.

F.       INDEPENDENT AUDITORS


KPMG LLP, 99 High Street, Boston, MA 02110, serves as independent auditor for the Portfolios and has so served since the Portfolios commenced operations. The auditors audit the annual financial statements of the Portfolios. The auditors also review certain regulatory filings of the Portfolios and the Portfolios' tax returns.

F.       EXPENSES


The Trust pays all of its expenses, including: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; applicable fees, interest charges and expenses of third parties, including the Trust's administrators, investment advisers, custodians, interestholder recordkeepers and fund accountant; fees of pricing, interest, distribution, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's offering memoranda and interestholder reports and delivering them to interestholders; expenses of meetings of interestholders and any proxy solicitations therefore; costs of maintaining books and accounts and preparing tax returns; costs of reproduction, stationery and supplies; fees and expenses of the Trust's Trustees; compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, FAdS or their respective affiliates) performing services for the Trust; costs of Trustee meetings; SEC registration fees and related expenses (if any); and state or foreign securities laws registration fees and related expenses (if any).


                   7. BROKERAGE ALLOCATION AND OTHER PRACTICES



Purchases and sales of portfolio securities for each Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. There are usually no brokerage commissions paid for any purchases. Core Trust does not anticipate that the Portfolios will pay any amounts of brokerage commissions. However, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that the Portfolio would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction.

Allocations of transactions to dealers and the frequency of transactions are determined for each Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of interestholders of that Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. The Adviser monitors the creditworthiness of counterparties to a Portfolio's transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal and appropriate credit risks. No portfolio transactions are executed with the Adviser or any of its affiliates.

Table 4 of Appendix B provides details of a Portfolio's investment in dealers (or their parent companies) used to effect Portfolio transactions as of August 31, 2000.

No Portfolio paid brokerage commissions during fiscal years ended August 31, 1998, 1999 and 2000.


                8. PURCHASE, REDEMPTION AND PRICING OF SECURITIES



Each Portfolio does not determine net asset value on the following holidays in the United States: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.


Pursuant to Rule 2a-7 under the 1940 Act, the Board has established procedures to stabilize each Portfolio's net asset value at $1.00 per unit. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from each Portfolio's $1.00 amortized cost price per unit. Should that deviation exceed 1/2 of 1%, the Board will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redemption of units in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per unit as determined by using available market quotations.

In determining the appropriate market value of portfolio investments, the Portfolios may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried at their face value.

                                  9. TAX STATUS


Each Portfolio is classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income. Each Portfolio intends to conduct its operations so that interestholders that intend to qualify as regulated investment companies under the Code will be able to satisfy all those requirements (assuming that the interestholder invests all of its assets in a Portfolio).

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

                               10. PLACEMENT AGENT


Forum Fund Services, LLC, Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. FFS does not receive compensation for such placement agent services.

                            11. FINANCIAL STATEMENTS



The financial statements of the Portfolios for the year ended August 31, 2000, which are included in the Portfolios' annual report, are incorporated herein by reference. These financial statements include the schedule of investments, statements of assets and liabilities, statements of operations, statements of changes in net assets, financial highlights, notes and independent auditors' reports.

                                       A-3
                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM


                       STATEMENT OF ADDITIONAL INFORMATION



                 APPENDIX A - DESCRIPTION OF SECURITIES RATINGS


A.       CORPORATE BONDS

1.       MOODY'S

AAA Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than the Aaa securities.

NOTE Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

2.       S&P

AAA An obligation rated AAA has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated AA differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

NOTE Plus (+) or minus (-). The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


             The `r' symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns that are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

3.         FITCH

AAA Highest credit quality. `AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA Very high credit quality. `AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.


B.       SHORT TERM RATINGS

1.       MOODY'S

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

PRIME-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:
                 o   Leading market positions in well-established industries.
                 o   High rates of return on funds employed.
                 o Conservative capitalization structure with moderate reliance on debt and ample asset protection.
                 o Broad margins in earnings coverage of fixed financial charges and high internal cash generation.
                 o Well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                 NOT PRIME Issuers rated Not Prime do not fall within any of the Prime rating categories.


2.       S&P


A-1 A short-term obligation rated A-1 is rated in the highest category by S&P. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

3.       FITCH


F1 Obligations assigned this rating have the highest capacity for timely repayment under Fitch's national rating scale for that country, relative to other obligations in the same country. This rating is automatically assigned to all obligations issued or guaranteed by the sovereign state. Where issues possess a particularly strong credit feature, a "+" is added to the assigned rating.


F2 Obligations supported by a strong capacity for timely repayment relative to other obligors in the same country. However, the relative degree of risk is slightly higher than for issues classified as `A1' and capacity for timely repayment may be susceptible to adverse changes in business, economic, or financial conditions.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION

                        APPENDIX B - MISCELLANEOUS TABLES



TABLE 1 - INVESTMENT ADVISORY FEES


                                             GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO

     Year ended August 31, 2000               $140,443               0               $140,443
     Year ended August 31, 1999                105,930               0                105,930
     Year ended August 31, 1998                 55,735               0                 55,735

GOVERNMENT PORTFOLIO

     Year ended August 31, 2000                 16,754          16,754                      0
     Year ended August 31, 1999                 20,197               0                 20,197
     Year ended August 31, 1998                 23,813               0                 23,813

GOVERNMENT CASH PORTFOLIO

     Year ended August 31, 2000                288,058               0                288,058
     Year ended August 31, 1999                303,532               0                303,532
     Year ended August 31, 1998                238,861               0                238,861

CASH PORTFOLIO

     Year ended August 31, 2000                565,516               0                565,516
     Year ended August 31, 1999                266,660               0                266,660
     Year ended August 31, 1998                158,715               0                158,715

MUNICIPAL CASH PORTFOLIO

     Year ended August 31, 2000                 10,882          10,882                      0
     Year ended August 31, 1999                 14,330               0                 14,330
     Year ended August 31, 1998                  1,937               0                  1,937


                                    - B-1 -

TABLE 2 - ADMINISTRATION FEES

                                             GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO

     Year ended August 31, 2000               $212,726                   $0             $212,726
     Year ended August 31, 1999                153,011                    0              153,011
     Year ended August 31, 1998                 74,964               29,678               45,286

GOVERNMENT PORTFOLIO

     Year ended August 31, 2000                 16,754               16,754                    0
     Year ended August 31, 1999                 20,197               20,197                    0
     Year ended August 31, 1998                 28,796               28,796                    0

GOVERNMENT CASH PORTFOLIO

     Year ended August 31, 2000                436,043                    0              436,043
     Year ended August 31, 1999                438,060                    0              438,060
     Year ended August 31, 1998                317,754                    0              317,754

CASH PORTFOLIO

     Year ended August 31, 2000                857,926                    0              857,926
     Year ended August 31, 1999                385,799                    0              385,799
     Year ended August 31, 1998                212,800                    0              212,800

MUNICIPAL CASH PORTFOLIO

     Year ended August 31, 2000                 10,882               10,882                    0
     Year ended August 31, 1999                 14,330               14,330                    0
     Year ended August 31, 1998                  1,937                1,937                    0


TABLE 3 - FUND ACCOUNTING FEES

                                             GROSS FEE           FEE WAIVED         NET FEE PAID
TREASURY CASH PORTFOLIO

     Year ended August 31, 2000                $49,500                   $0           $49,500
     Year ended August 31, 1999                 49,500                    0            49,500
     Year ended August 31, 1998                 48,000                    0            48,000

GOVERNMENT PORTFOLIO

     Year ended August 31, 2000                 49,500               16,000            33,500
     Year ended August 31, 1999                 49,500               39,899             9,601
     Year ended August 31, 1998                 48,000               37,946            10,054

GOVERNMENT CASH PORTFOLIO

     Year ended August 31, 2000                 49,500                    0            49,500
     Year ended August 31, 1999                 49,500                    0            49,500
     Year ended August 31, 1998                 48,000                    0            48,000

CASH PORTFOLIO

     Year ended August 31, 2000                 49,500                    0            49,500
     Year ended August 31, 1999                 49,500                    0            49,500
     Year ended August 31, 1998                 48,000                    0            48,000

MUNICIPAL CASH PORTFOLIO

     Year ended August 31, 2000                 61,500               61,500                 0
     Year ended August 31, 1999                 49,500               46,497             3,003
     Year ended August 31, 1998                  8,800                8,800                 0

TABLE 4 - PORTFOLIO HOLDINGS IN BROKER/DEALERS

CASH PORTFOLIO                                    VALUE
         Bank of America                       $95,000,000
         Bear Stearns                          $75,000,000


                                    - B-2 -

                                    PART C
                                OTHER INFORMATION

ITEM 23.  EXHIBITS

(a) Trust Instrument of Registrant dated November 1, 1994 as amended and restated November 1, 1999 (Exhibit incorporated by reference as filed in Amendment No. 19 via EDGAR on December 29, 1999 accession number 0001004402-99-000483).

(b)      Not applicable.

(c)      Not applicable.

(d) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 30, 1997 (Exhibit incorporated by reference as filed in Amendment No. 18 via EDGAR on September 30, 1999, accession number 0001004402-99-000394).

(e)      Not required.

(f)      Not applicable.

(g) (1) Custodial Services Agreement between Registrant and Forum Trust, LLC dated as of the 1st day of July, 2000 (filed herewith).

    (2) Subcustodian Agreement between Union Bank of California, N.A. and Forum Trust, LLC dated as of the 1st day of July, 2000 (filed herewith).

(h) (1) Administration Agreement between Registrant and Forum Administrative Services, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 1, 1997 (Exhibit incorporated by reference as filed in Amendment No. 18 via EDGAR on September 30, 1999, accession number 0001004402-99-000394).

    (2) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended February 11, 1999 (Exhibit incorporated by reference as filed in Amendment No. 17 via EDGAR on February 12, 1999 accession number 0001004402-99-000129).

    (3) Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated as of February 28, 1999 (Exhibit incorporated by reference as filed in Amendment No. 19 via EDGAR on December 29, 1999 accession number 0001004402-99-000483).

(i)      Not required.

(j) Independent Auditors' Report of KPMG LLP, Schedule of Investments, Notes to Schedule of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and Notes to Financial Statements for Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated August 31, 1999 (Exhibit incorporated by referenced as filed in Annual Report of Forum Funds via EDGAR on November 5, 1999 accession number 0001004402-99-000432).

(k)      Not required.

(l)      Not applicable.

(m)      Not applicable.

(n)      Not applicable.

(p)      Not required.

---------------

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         None.

ITEM 25.  INDEMNIFICATION

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreement provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's investment advisory agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         Forum Investment Advisors, LLC

         The description of Forum Investment Advisors, LLC in Parts A and B of this registration statement is incorporated by reference herein.

         The following are the members of Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101, including their business connections, which are of a substantial nature.

                  Forum Trust, LLC, Member.

         Forum Trust is controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Trust. Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group's operating subsidiaries provide services.

         The following are the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group provides services.

         Name                                 Title                               Business Connection
         .................................... ................................... ..................................
         David I. Goldstein                   Directory and Secretary             Forum Investment Advisors, LLC
                                              ................................... ..................................
                                              ................................... ..................................
                                              Secretary                           Forum Financial Group, LLC
                                              ................................... ..................................
                                              ................................... ..................................
                                              Officer                             Other Forum affiliated companies
         .................................... ................................... ..................................
         .................................... ................................... ..................................
         Marc D. Keffer                       Assistant Secretary                 Forum Investment Advisors, LLC
                                              ................................... ..................................
                                              ................................... ..................................
                                              Corporate Counsel                   Forum Financial Group, LLC
                                              ................................... ..................................
                                              ................................... ..................................
                                              Officer                             Other Forum affiliated companies

ITEM 27.  PRINCIPAL UNDERWRITERS

(a)      Forum  Fund  Services,  LLC   is  the   Registrant's  placement  agent.
         Registrant has no underwriters.

(b)      Not applicable.

(c)      Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodian, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 26 hereof.

ITEM 29.  MANAGEMENT SERVICES

         Not applicable.

ITEM 30.  UNDERTAKINGS

         None.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Portland and the State of Maine on December 29, 2000.

                                                           CORE TRUST (DELAWARE)


                                                      By:    /s/  John Y. Keffer
                                                                  John Y. Keffer
                                                                  President

                                INDEX TO EXHIBITS

(g)(1)   Custodial Services Agreement between Registrant and Forum Trust, LLC.

(g)(2) Subcustodian Agreement between Union Bank of California, N.A and Forum Trust, LLC.